     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 26, 2000

                                                      REGISTRATION NO. 333-52257
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                    ----------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                    ----------------------------------------
                         SEACHANGE INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                             04-3197974
    (State or other jurisdiction                (I.R.S. Employer
  of incorporation or organization)          Identification Number)

                                124 ACTON STREET
                         MAYNARD, MASSACHUSETTS  01754
                                 (978) 897-0100
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)
                    ----------------------------------------
                           WILLIAM C. STYSLINGER, III
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                124 ACTON STREET
                         MAYNARD, MASSACHUSETTS  01754
                                 (978) 897-0100
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                    ----------------------------------------
                                   COPIES TO:
                         WILLIAM B. SIMMONS, JR., ESQ.
                        Testa, Hurwitz & Thibeault, LLP
                                125 High Street
                          Boston, Massachusetts  02110
                                 (617) 248-7000

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.[_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box.
                    ----------------------------------------

     The Registrant hereby removes from registration under this Registration Statement (333-52257) the 937,500 shares of Common Stock, par value $.01 per share (the "Offered Shares"), registered hereunder that have not been sold pursuant to this Registration Statement. As of the date hereof, 4,071 of the Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement. Pursuant to the Registrant's Undertaking in
Item 17 of this Registration Statement, the Registrant hereby removes from registration those of the Offered Shares that have not been sold pursuant to this Registration Statement prior to the date hereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston and Commonwealth of Massachusetts on May 24, 2000.

                                    SEACHANGE INTERNATIONAL, INC.


                                    By:  /s/ William C. Styslinger, III
                                        --------------------------------------
                                         William C. Styslinger, III
                                         President, Chief Executive Officer,
                                         Chairman of the Board and Director

                        POWER OF ATTORNEY AND SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature                                                  Title(s)                                 Date
-------------------------------------  -------------------------------------------------     -------------------
/s/ William C. Styslinger, III         President, Chief Executive Officer, Chairman of       May 24, 2000
-------------------------------------  the Board and Director (Principal Executive
William C. Styslinger, III             Officer)

/s/ William L. Fiedler                 Chief Financial Officer, Treasurer and Vice           May 24, 2000
-------------------------------------  President, Finance and Administration (Principal
William L. Fiedler                     Financial and Accounting Officer)

               *                       Director                                              May 24, 2000
-------------------------------------
Martin R. Hoffmann

               *                       Director                                              May 24, 2000
-------------------------------------
Paul H. Saunders

               *                       Director                                              May 24, 2000
-------------------------------------
Carmine Vona

*By: /s/ William C. Styslinger, III                                                          May 24, 2000
     --------------------------------
     William C. Styslinger, III
     Attorney-in-Fact

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